                                                                   EXHIBIT 10.7


Definitive Copy


                                 AMENDMENT NO. 1

                                       TO
                       TELEDYNE TECHNOLOGIES INCORPORATED

               1999 NON-EMPLOYEE DIRECTOR STOCK COMPENSATION PLAN



                         EFFECTIVE AS OF JANUARY 1, 2001


Preamble: The Board of Directors of Teledyne Technologies Incorporated has determined that it is in the best interests of the Company to amend the Teledyne Technologies Incorporated 1999 Non-Employee Director Stock Compensation Plan (the "Plan") to permit: (1) fees paid by the Company to a Non-Employee Director for attending meetings of the Board or Committees of the Board to be paid in the form of cash, Common Stock or Stock Options; and (2) a Non-Employee Director to elect to defer twenty-five percent (25%), fifty percent (50%) or seventy-five percent (75%) of his or her Director's Retainer Fee Payment under and in accordance with the Teledyne Technologies Incorporated Executive Deferred Compensation Plan, as amended and as the same may be amended from time to time or any successor plan (the "TDY Deferred Compensation Plan"). Capitalized terms used and not otherwise defined in this Amendment No. 1 have the meanings ascribed to such terms in the Plan.



The Plan is hereby amended as follows:


1. A new Section 4.5 is hereby added to the Plan and shall read in its entirety as follows:



4.5     Meeting Fees



(a) General. A Non-Employee Director may elect to have all fees paid by the Company to a Non-Employee Director for attending meetings of the Board or Committees of the Board during a Compensation Year ("Meeting Fees") either one hundred percent (100%) (i) in cash, (ii) in the form of Common Stock, or (iii) in the form of Stock Options. If a Non-Employee Director has not made an election pursuant to Section 4.5(b) below, Meeting Fees shall be paid in cash.

(b) Notice. A Non-Employee Director may file with the Secretary of the Company or other designee of the Board prior to commencement of a Compensation Year written notice making an election to receive any and all Meeting Fees for a Compensation Year either one hundred percent (100%) (i) in cash, (ii) in the form of Common Stock, or (iii) in the form of Stock Options. Notwithstanding the foregoing, in the case of a new Non-Employee Director, elections to receive Common Stock or Stock Options must be made within 30 days of the commencement of status as a Non-Employee Director for the applicable Compensation Year.

(c) Common Stock. Each Non-Employee Director who pursuant to Section 4.5(b) is to receive Common Stock as all of his or her Meeting Fees with respect to a Compensation Year shall receive as of each Meeting Date during such Compensation Year a number of shares of Common Stock equal to the quotient obtained by dividing (i) the amount of the Meeting Fee to be paid in Common Stock by (ii) the Fair Market Value of the Common Stock per share on such Meeting Date. Cash shall be paid in lieu of any fractional share.

(d) Meeting Fee Stock Options. Meeting Fee Stock Options will be granted on the Meeting Dates of each Compensation Year. The number of shares of Common Stock to be subject to a Meeting Fee Stock Option shall be equal to the nearest number of whole shares determined by multiplying the Fair Market Value of a share of Common Stock on the date of grant by 0.3333 and dividing the result into the Meeting Fee elected to be received as Stock Options by the Non-Employee Director for the applicable Meeting Date for the Compensation Year. The purchase price of each share covered by each Meeting Fee Stock Option shall be equal to the Fair Market Value of a share of Common Stock on the date of grant of the Meeting Fee Option multiplied by 0.6666. The provisions of clauses (c), (d), (e) and (f) of Section 4.4 of the Plan regarding Annual Options and Retainer Fee Options shall apply to Stock Options paid in respect of Meeting Fees.

(e) Meeting Date Defined. "Meeting Date" means the date on which the meeting of the Board or the Committee of the Board is held for which a Meeting Fee is payable.

2. A new Section 4.6 is hereby added to the Plan and shall read in its entirety as follows:

4.6     Deferral of Director's Retainer Fee Payment

(a) Permitted Deferral of Director's Retainer Fee Payment. Notwithstanding anything in Article IV or this Plan to the contrary, a Non-Employee Director may elect to defer payment of, as of a Payment Date for an applicable Compensation Year, twenty-five percent (25%), fifty percent (50%) or seventy-five percent (75%) of his or her Director's Retainer Fee Payment under and in accordance with the TDY Deferred Compensation Plan. Meeting Fees will not be subject to deferral.

(b) Notice of Deferral. A Non-Employee Director may file with the Secretary of the Company or other designee of the Board prior to commencement of a Compensation Year written notice making an election to defer payment of twenty-five percent (25%), fifty percent (50%) or seventy-five percent (75%) of his or her Director's Retainer Fee Payment under and in accordance with the TDY Deferred Compensation Plan. If, for an applicable Compensation Year, a Non-Employee Director has not made an election pursuant to Section 4.2 to receive Stock Options or Common Stock in lieu of at least twenty-five percent (25%) of his or her Director's Retainer Fee Payment or an election to defer payment of a permitted percentage of his or her Director's Retainer Fee Payment, then seventy-five percent (75%) of such Director's Retainer Fee Payment shall be paid in cash and twenty-five percent (25%) shall be paid in the form of Common Stock.

(c) TDY Deferred Compensation Plan. Once the notice specified in Section 4.5(b) is timely filed, permitted elected deferrals of a Director's Retainer Fee Payment shall be subject to the terms and conditions, including without limitation investment elections and distribution requirements, of the TDY Deferred Compensation Plan.

3.      Effective Date

This Amendment No. 1 is effective beginning with the Compensation Year commencing January 1, 2001. A notice of an election as to the form of Meeting Fees payment as provided in Section 4.5 of the Plan for the 2001 Compensation Year and a notice of an election to defer a Director's Retainer Fee Payment as provided in Section 4.6 of the Plan for the 2001 Compensation Year may be made on or after December 1, 2000, but in any event before December 31, 2000.



                                       2